                                                                    Exhibit 10.1

                              RightStart.com Inc.



                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                        Page No.

1.   PURCHASE AND SALE OF STOCK............................................   1
     1.1   Sale and Issuance of Series A Preferred Stock...................   1
     1.2   Closing.........................................................   2

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................   2
     2.1   Organization; Good Standing; Qualification......................   2
     2.2   Authorization...................................................   2
     2.3   Valid Issuance of Preferred and Common Stock....................   3
     2.4   Governmental Consents...........................................   3
     2.5   Capitalization and Voting Rights................................   3
     2.6   Subsidiaries....................................................   4
     2.7   Contracts and Other Commitments.................................   4
     2.8   Related-Party Transactions......................................   4
     2.9   Registration Rights.............................................   5
     2.10  Permits.........................................................   5
     2.11  Compliance With Other Instruments...............................   5
     2.12  Litigation......................................................   5
     2.13  Securities Act..................................................   6
     2.14  Title to Property and Assets; Leases............................   6
     2.15  Financial Position..............................................   6
     2.16  Patents and Trademarks..........................................   6
     2.17  Employees; Employee Compensation................................   7
     2.18  Taxes...........................................................   7
     2.19  Insurance.......................................................   7
     2.20  Environmental Compliance........................................   7
     2.21  Books and Records...............................................   7
     2.22  Finders.........................................................   8
     2.23  Investment Company..............................................   8

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR........................   8
     3.1   Authorization...................................................   8
     3.2   Purchase Entirely for Own Account...............................   8
     3.3   Reliance Upon Investors' Representations........................   8
     3.4   Receipt of Information..........................................   9
     3.5   Investment Experience...........................................   9
     3.6   Accredited Investor.............................................   9
     3.7   Restricted Securities...........................................  10
     3.8   Legends.........................................................  11

4.   CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING.......................  11
     4.1   Representations and Warranties..................................  11

                                       i

     4.2   Performance....................................................   11
     4.3   Compliance Certificate.........................................   12
     4.4   Qualifications.................................................   12
     4.5   Proceedings and Documents......................................   12
     4.6   Board of Directors.............................................   12
     4.7   Other Agreements...............................................   12

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING...................   12
     5.1   Representations and Warranties.................................   12
     5.2   Qualifications.................................................   12

6.   MISCELLANEOUS........................................................   13
      6.1  Entire Agreement...............................................   13
      6.2  Survival of Warranties.........................................   13
      6.3  Successors and Assigns.........................................   13
      6.4  Governing Law..................................................   13
      6.5  Counterparts...................................................   13
      6.6  Titles and Subtitles...........................................   13
      6.7  Notices........................................................   13
      6.8  Finder's Fees..................................................   14
      6.9  Expenses.......................................................   14
     6.10  Amendments and Waivers.........................................   14
     6.11  California Corporate Securities Law............................   14
     6.12  Effect of Amendment or Waiver..................................   15

Exhibit A Certificate of Designation of Series A Convertible Preferred Stock Exhibit B Investors' Rights Agreement
Exhibit C  Ancillary Agreements
Exhibit D  Insurance Coverage

                              RightStart.com Inc.

                            SERIES A PREFERRED STOCK
                               PURCHASE AGREEMENT

          THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 9th day of July, 1999, by and between RightStart.com Inc., a Delaware corporation (the "Company"), Sierra Ventures VII, L.P., a California limited partnership ("Sierra LP"), Sierra Ventures Associates VII, L.L.C., a California limited liability company ("Sierra LLC"), Ajit Shah, an individual ("Shah"), Robert Simon, an individual ("Simon"), and Palomar Ventures I, L.P., a Delaware limited partnership ("Palomar" and together with Sierra LP, Sierra LLC, Shah and Simon, the "Investors").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  PURCHASE AND SALE OF STOCK.

     1.1  Sale and Issuance of Series A Preferred Stock.

          (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) a Certificate of Designation of Series A Convertible Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designation").

          (b) Subject to the terms and conditions of this Agreement, the Investors agree to purchase shares of the Company's Series A Preferred Stock at a purchase price of $4.50 per share, as more specifically set forth below:

                (i) Sierra LP agrees to purchase at the Closing, and the Company agrees to sell and issue to Sierra LP at the Closing, 2,423,334 shares of the Company's Series A Preferred Stock.

                (ii) Sierra LLC agrees to purchase at the Closing, and the Company agrees to sell and issue to Sierra LLC at the Closing, 236,667 shares of the Company's Series A Preferred Stock.

                (iii) Shah agrees to purchase at the Closing, and the Company agrees to sell and issue to Shah at the Closing, 3,333 shares of the Company's Series A Preferred Stock.

                (iv) Simon agrees to purchase at the Closing, and the Company agrees to sell and issue to Simon at the Closing, 3,333 shares of the Company's Series A Preferred Stock.

                (v) Palomar agrees to purchase within twelve (12) days after Closing, and the Company agrees to sell and issue to Palomar within twelve (12) days after

          Closing (on such date as payment is rendered), 666,666 shares of the Company's Series A Preferred Stock.

          The Series A Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation. Each of the Investors agrees to pay in cash by wire transfer of immediately available funds at Closing (or in the case of Palomar, within twelve (12) days after Closing) to the Company payment in full for the shares of the Company's Series A Preferred Stock so purchased by such Investor.

     1.2  Closing.

           (a) The purchase and sale of the Series A Preferred Stock shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, Los Angeles, California, at 10 a.m., on July 9, 1999, or at such other time and place as the Company and the Investor shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

           Upon receipt of payment for the Series A Preferred Stock on or after the Closing (in accordance with Section 1.1 above), the Company shall deliver to an Investor a certificate representing the shares of Series A Preferred Stock that such Investor is purchasing.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           The Company hereby represents and warrants to each Investor that as of the date of this Agreement, except as set forth on a Schedule of Exceptions furnished to each Investor and special counsel for the Investors, which exceptions shall be deemed to supplement and inform the representations and warranties contained in this Agreement, as if made hereunder:

     2.1  Organization; Good Standing; Qualification.

          The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, the Investors' Rights Agreement (attached hereto as Exhibit B), and any other agreement to which the Company is a party, as listed on Exhibit C hereto (the "Ancillary Agreements"), to issue and sell the Series A Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Certificate of Designation and any Ancillary Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

     2.2  Authorization.

          All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing, and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof, has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, and any Ancillary Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as to rights to indemnity and contribution that may be limited by applicable laws.

     2.3  Valid Issuance of Preferred and Common Stock.

          The Series A Preferred Stock that is being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of Series A Preferred Stock, as set forth in the Certificate of Designation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

     2.4  Governmental Consents.

          No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's execution, delivery, or performance by it of its obligations under this Agreement, the offer, sale or issuance of the Series A Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series A Preferred Stock, except (i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (ii) such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor and (iii) such consents, approvals, qualifications, orders or authorizations which the failure to obtain could reasonably be expected to have a material adverse effect on the Company.

     2.5  Capitalization and Voting Rights.

          The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

          (a) Preferred Stock. Five Million (5,000,000) shares of Preferred Stock, par value $.01, of which 3,333,333 shares have been designated Series A Preferred Stock, all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Certificate of Designation.

           (b) Common Stock. Twenty Million (20,000,000) shares of common stock, par value $.01 ("Common Stock"), of which 5,766,667 shares are issued and outstanding.

           (c) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

           (d) Except for (i) the conversion privileges of the Series A Preferred Stock, and (ii) the rights provided in the Investors' Rights Agreement, (iii) 900,600 options to purchase shares of the Company's Common Stock granted (or to be granted immediately upon Closing) under the RightStart.com Employee Stock Option Plan (the "Option Plan"), (iv) 182,000 shares of Common Stock issuable upon conversion of the warrant issued or to be issued to CEA Montgomery Media L.L.C. or its affiliates (the "Warrant") and (v) 288,333 shares of Common Stock which may be transferred by The Right Start, Inc. to Guidance Solutions, Inc. (at the option of The Right Start, Inc.), there are no outstanding options, warrants, rights (including conversion or preeemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. In addition, the Company has reserved an additional 917,400 shares of its Common Stock for issuance upon exercise of options to be granted after the date hereof under the Option Plan. The Company is not a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     2.6  Subsidiaries.

          The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company currently is not a participant in any joint venture, partnership, or similar arrangement (other than the transaction set forth in this Agreement).

     2.7  Contracts and Other Commitments.

          The Company does not have and is not bound by any material contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than those that have been entered into in the ordinary course of business or are set forth on Schedule 2.7 of the Schedule of Exceptions.

     2.8  Related-Party Transactions.

          No employee, officer, stockholder or director of the Company or member of his or her immediately family is indebted to the Company, nor is the Company indebted or committed to make loans, or other payments, or extend or guarantee credit to any of them, other than (i) indebtedness or commitments in an amount less than $10,000 (ii) for payment of salary for services rendered, (iii) reimbursement for reasonable expenses incurred on behalf of the Company, (iv) for other standard employee benefits made generally available to all employees

(including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), (v) pursuant to the terms of a Management Services Agreement dated July 9, 1999 between The Right Start, Inc. and the Company (the "Management Services Agreement"), (vi) pursuant to the terms of an Intellectual Property Agreement dated July 9, 1999 between The Right Start, Inc. and the Company (the "Intellectual Property Agreement"), and (vii) those additional agreements set forth on Schedule 2.8 of the Schedule of Exceptions.

     2.9  Registration Rights.

          Except as granted to Investors in connection with the transactions contemplated by this Agreement and the Investors' Rights Agreement, the Company is presently not under any obligation to file any registration statement under the Securities Act relating to any outstanding securities of the Company or to have any outstanding securities of the Company included in any registration statement filed or to be filed under the Securities Act.

     2.10 Permits.

          The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and as currently proposed to be conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. To its knowledge, Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11 Compliance With Other Instruments.

          The Company is not in violation or default (i) in any material respect of any provision of its Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation") or Bylaws, (ii) in any material respect of any provision of any material agreement, instrument, or contract to which it is a party or by which it is bound, or (iii) to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery, and performance by the Company of this Agreement, the Investors' Rights Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

     2.12 Litigation.

          There is no litigation or governmental proceeding or investigation pending or, to the best of the knowledge of the Company, threatened by or against the Company which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company. Neither the Company, nor, to the best knowledge of the Company, any officer of the Company, is in default with respect to any material order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company.

     2.13 Securities Act.

          Subject to the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series A Preferred Stock as set forth in this Agreement are exempt from the registration requirements of the Securities Act.

     2.14 Title to Property and Assets; Leases.

          Except (i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company has good and marketable title to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, free of any mortgages, pledges, charges, claims, liens, security interests or other encumbrances, except as could not reasonably be expected to have a material adverse effect on the Company. The Company enjoys peaceful and undisturbed possession under all leases under which it is the lessee, and all said leases are valid and subsisting and in full force and effect, subject to clauses (i)(iv) above, and except as would not have a material adverse effect on the Company.

     2.15 Financial Position.

          The Company is not a guarantor or indemnitor of any indebtedness of any other firm, person or corporation, except as set forth on Schedule 2.15 of the Schedule of Exemptions. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.16 Patents and Trademarks.

          To the best of its knowledge, the Company owns or has a valid right to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trade names, franchises, copyrights, inventions and intellectual property rights (collectively, "Intellectual Property Rights") being used to conduct its business as now operated and as now proposed to be operated, except Intellectual Property Rights that could not reasonably be expected to have a material adverse effect on the Company and as are being granted to the Company pursuant to the Intellectual Property Agreement; and to the best of the Company's knowledge, the conduct of its business as now operated and as now proposed to be operated does not and will not materially conflict with Intellectual Property Rights of others. The Company has not received any communications alleging that the Company has violated, or by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity. The Company has no obligation to compensate any person for the use of any Intellectual Property Rights, except as required pursuant to the terms of the Intellectual Property Agreement and the agreement(s) between The Right Start, Inc. and Guidance Solutions, Inc. regarding the development of the Company's web site. The Company has not granted to any person any license or right to use any Intellectual Property Rights of the Company except as required by the terms of the Intellectual Property Agreement and the agreement(s) between the Right Start, Inc. and Guidance Solutions, Inc. regarding the development of the Company's web site.

     2.17 Employees; Employee Compensation.

          To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement other than the Option Plan. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.
To the best knowledge of the Company, relations with employees of the Company are good.

     2.18 Taxes.

          The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that related solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.

     2.19 Insurance.

          The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties and business. The Company's present insurance coverage is as set forth on Exhibit D.

     2.20 Environmental Compliance.

          To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     2.21 Books and Records.

          The books of account, ledgers, order books, records and documents of the Company accurately reflect all material information relating to the business of the Company, the nature, acquisition, maintenance, location and collection of the assets of the Company, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

     2.22 Finders.

          The Company has not entered into any agreements for which the Company, its officers, directors, or the Investor will be liable for finders fees relating to the transactions set forth in this Agreement, other than the Company's agreement with CEA Montgomery Media, L.L.C.

     2.23 Investment Company.

          The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or the regulations promulgated thereunder.

3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

          Each Investor hereby represents and warrants to the Company, separately and not jointly, that:

     3.1  Authorization.

          The Investor has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor.

     3.2  Purchase Entirely for Own Account.

          This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by its execution of this Agreement the Investor hereby confirms, that the Series A Preferred Stock to be purchased by the Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participating in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.3  Reliance Upon Investors' Representations.

          The Investor understands that the Series A Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance will not be, registered under the Securities Act on grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Series A Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Investor has no such intention.

     3.4  Receipt of Information.

          The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor or to which it had access.

     3.5  Investment Experience.

          The Investor represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that it is able to fend for itself, can bear the economic risk of the Investor's investment, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. The Investor also represents that it has not been organized for the purpose of acquiring the Series A Preferred Stock.

     3.6  Accredited Investor.

          (a)  The term "Accredited Investor" as used herein refers to:

                  (i) A person or entity who is a director or executive officer of the Company;

                  (ii) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  (iii)  Any private business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                  (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;


                  (vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation or reaching the same income level in the current year;

                  (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

                  (viii) Any entity in which all of the equity owners are accredited investors.

          As used in this Paragraph 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Paragraph 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the Investor should consider whether it should add any or all of the following items to the Investor's gross income for income tax purposes in order to reflect more accurately the Investor's actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

          (b) The Investor further represents to the Company that, except as otherwise disclosed to the Company in writing prior to the Investor's execution hereof, it is an Accredited Investor.

     3.7  Restricted Securities

          The Investor understands that the Series A Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series A Preferred Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Series A Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, the Investor is aware that the Series A Preferred Stock (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

     3.8  Legends.

          To the extent applicable, each certificate or other document evidencing any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends substantially in the form set forth below:

          (a)  The following legend under the Securities Act:

          "The shares represented here have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, assigned, pledged, or hypothecated unless and until registered under such Act, or unless the Company has received an opinion of counsel or other evidence, satisfactory to the Company and its counsel, that such registration is not required."

          (b) Any legend imposed or required by the Company's Bylaws or applicable state securities laws.


4.  CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING.

          The obligations of the Investors under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investors if each does not consent in writing thereto:

     4.1  Representations and Warranties.

          The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     4.2  Performance.

          The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     4.3  Compliance Certificate.

          The President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in this Section 4 have been fulfilled.

     4.4  Qualifications.

          All authorizations, approvals or permit, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     4.5  Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors' counsel.

     4.6  Board of Directors.

          Effective as of the Closing, the directors of the Company shall be Jerry Welch, Richard Kayne, Fred Kayne, David Schwab, Robert Simon and the Company's Chief Executive Officer.

     4.7  Other Agreements.

          The Company and the Investors shall have entered into the Investors' Rights Agreement substantially in the form attached hereto as Exhibit B. The Company and the Investor shall have entered into each of the Ancillary Agreements listed on Exhibit C to which such party is a signatory.

5.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

          The obligations of the Company to the Investors under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by each of the Investors:

     5.1  Representations and Warranties.

          The representations and warranties of each of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2  Qualifications.

          All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or the approval or authorization of any other entity that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effected as of the Closing.

6.  MISCELLANEOUS.

     6.1  Entire Agreement.

          This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     6.2  Survival of Warranties.

          The warranties, representations, and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     6.3  Successors and Assigns.

          The parties to this Agreement may not assign or transfer their rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.4  Governing Law.

          This Agreement shall be governed by and construed under the laws of the State of Delaware (excluding the choice of law provisions thereof).

     6.5  Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.6  Titles and Subtitles.

          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.7  Notices.

          Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile) the answer-back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     6.8  Finder's Fees.

          The investors agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investors or any of their officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

     6.9  Expenses.

          The Company and each of the Investors shall pay all their own costs and expenses (excluding attorneys' fees and expenses) in connection with the preparation, execution and delivery of this Agreement, the Investor's Rights Agreement and other Ancillary Agreements and other documents to be delivered hereunder or thereunder. The Company agrees to pay all its own attorneys' fees and expenses and up to $20,000 of the Investors' reasonable attorneys' fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement, the Investors' Rights Agreement and the other Ancillary Agreements and other documents to be delivered hereunder or thereunder. The Investors agree to pay all of their own attorneys' fees and expenses in excess of $20,000 relating to the transaction described in the foregoing sentence.

     6.10 Amendments and Waivers.

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than fifty percent (50%) of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

     6.11 California Corporate Securities Law.

          THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE

CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

    6.12  Effect of Amendment or Waiver.

          The Investors acknowledge that by the operation of paragraph 6.10 hereof the holders of more than fifty percent (50%) of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock will have the right and power to diminish or eliminate all rights of an Investor under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             RIGHTSTART.COM INC.



                             By
                                  ----------------------------------------
                             Name
                                  ----------------------------------------
                             Title
                                  ----------------------------------------

                             Address:  RightStart.com Inc.
                                       5388 Sterling Center Drive, Unit C
                                       Westlake Village, California 91361

                             Facsimile: (818) 707-7132


                             SIERRA VENTURES VII, L.P.:



                             By:                                          , its
                                  ----------------------------------------
                                  general partner



                             By
                                  ----------------------------------------
                             Name
                                  ----------------------------------------
                             Title
                                  ----------------------------------------

                             Address: Sierra Ventures VII LP
                                      3000 Sand Hill Road, Building 4, #210
                                      Menlo Park, CA 94025

                             Facsimile:  (650) 854-5593

                             SIERRA VENTURES ASSOCIATES VII,
                             L.L.C.



                              By
                                  --------------------------------
                                  Managing Member





                                  --------------------------------
                                  Robert Simon





                                  --------------------------------
                                  Ajit Shah

                             PALOMAR VENTURES I, L.P., a Delaware
                             limited partnership:


                             By:  _____________________________________
                                  Name:  Jim Gauer
                                  Its:  General Partner


                             Address:  Palomar Ventures I, L.P.
                                       100 Wilshire Boulevard, Suite 400
                                       Santa Monica, CA 90401


                             Facsimile:  (310) 656-4150